EXHIBIT 23
                         Consent Of Independent Auditors



         We consent to the incorporation by reference in the Registration Statements No. 333-70862, 333-45750, 333-88899, 333-43117, 333-22323, 33-56145,
and 33-56147 on Form S-8 and Registration Statements No. 333-91966 and 333-98741 on Form S-3 of Charming Shoppes, Inc., of our report dated March 18, 2003, with respect to the consolidated financial statements of Charming Shoppes, Inc. included in this Annual Report (Form 10-K) for the year ended February 1, 2003.






                                                          /S/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 15, 2003